LPI Position Holder Trust Newsletter

July 2018 Issue

The Trustee's Corner

Welcome to the July 2018 issue of the Life Partners Position Holder Trust (PHT) investor newsletter. Thank you for taking the time to read some of the updates for this month.

The number-one question on every investor's mind when you receive any communications from me is: "When will I begin to see cash distributions from the Trust?" Based on maturities to date, I expect that the PHT can begin to distribute cash to unitholders in 2019.

Our ability to make distributions depends upon the timing and collection of maturities. If we receive more maturities earlier in the year, then we will be able to pay off the Exit Facility and start making distributions sooner. If maturities occur later, then distributions will be delayed.

While we have not paid down the Exit Facility and began making distributions as quickly as we had hoped, the PHT is on schedule to pay off the Exit Facility when it is due at the end of 2018. The current balance of the Exit Facility is $12.5 million.

I realize this is not progressing as quickly as you would like, but I urge you to continue being patient. In the meantime, please review the news updates that follow so you are informed about some of the important developments with the Trust. Thank you very much for your interest.

Sincerely,

LPI Position Holder Trust
Eduardo S. Espinosa
Trustee

Inside this issue

Upcoming Events

- **August 20th:**

  August 2018 LPI PHT Newsletter to be published

- **September 17th:**

  September 2018 LPI PHT Newsletter to be published


TO DO LIST

Action Items

What we need from you?

- Please pay the premiums on the positions that you own, as reflected in any invoices you received. Do not send a partial payment and do not delay beyond the 60-day payment window. **As a reminder, the PHT must receive your check by the 60th day.** LPI's Plan of Reorganization requires that the PHT must actually receive the CFH investor's remittance by the 60th day following the invoice date. **Your envelope's postmark date does not count.** If we do not receive an investor's payment within the mandatory 60-day window, I must default the corresponding CFH position into the PHT.

- **Please access the PHT investor portal (www.magnaservicing.com), review your account statements, read the e-mails that we send and check the PHT website from time to time.** The PHT Trustee uses these tools to provide important information about your investment to you. We've made a real effort to provide the important information in a concise, clear and timely manner.

- **Please update your contact information**. You can change your contact information through the Investor Portal (www.magnaservicing.com) or by contacting Customer Service (contactinfo@magnaservicing.com).

- Please send any ideas for the monthly newsletter or the PHT website to our communications consultant, Daryn Teague, at dteague@teaguecommunications.com. If you have suggestions for additional information or reports that could be provided on the Investor Portal maintained by Magna Servicing, please send those directly to the Trustee's office (trustee@lpi-pht.com).

Trust Update

[What needs to happen before the PHT can make a distribution?]

In order to make a distribution, the PHT must do three things: (1) Pay off the Exit Facility (currently $12.5 million); (2) Reserve sufficient funds to pay future premiums including those on defaulting CFH positions; and (3) Reserve sufficient funds to pay its operating expenses.

The PHT must pay off the Exit Facility

The biggest obstacle right now is the Exit Facility. The initial balance on the Facility was $55 million, bearing interest at a rate of 11 percent. Here is a recap of payments we have made since January 2017:

	Principal	Interest	Balance
1Q2017		1,512,500	55,000,000
2Q2017		1,529,306	55,000,000
3Q2017		1,546,111	55,000,000
4Q2017	20,000,000	1,203,889	35,000,000
1Q2018	10,000,000	800,556	25,000,000
2Q2018	2,500,000	639,375	22,500,000
3Q2018	10,000,000	0	12,500,000
Paid to Date	**42,500,000**	**7,231,737**	

We had hoped and expected that the PHT would have been able to pay down this loan more aggressively over the past year. Unfortunately, the revenue collected from policy maturities has been inconsistent and some maturities have been held up altogether by third-party litigation — including $3 million in proceeds to the PHT that are being tied up right now.

Despite getting off to a slow start, May's maturities provided a substantial return to our expected 2018 cumulative position. Moreover, we collected a good portion of it in June. That cash flow allowed me to remit $10 million toward the exit loan. This reduces the balance on the exit loan to $12.5 million, which means that we have now paid down roughly 77% of the total credit facility.

Maturities do not occur on a regular schedule

The money that the PHT needs to pay its expenses, to pay off the Exit Facility (and, ultimately, to make distributions) comes from the death benefits from its share of the portfolio. As we've discussed in past newsletters, maturities do not occur on a regular schedule. Instead, they vary widely from month to month even when (as it is now) the portfolio is generally performing as expected overall.


Maturities by Month
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
-
Oct-17
Nov-17
Dec-17
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Projected
Actual

As you can see, in some months the maturities are far greater than projected and in some months they are far less.

It takes time to identify and collect maturities

Of course, just because an insured dies does not mean that the PHT is immediately paid. Magna must discover the maturity and then collect from the insurance company. As we noted in last month's newsletter, it takes about 68 days from the date of death to payment, which is right in line with industry standards for the types of policies that we own. We have worked aggressively to minimize the time between death and collection.

To help you visualize this timeline, here are the key steps involved in the recovery of maturity proceeds:

- Insured passes away.
- Magna discovers this death (usually within 14 days).

Trust Update



Average Number of Days
Death to Distribution

- Magna obtains a death certificate and files the PHT's claim with the insurer (usually takes 21-30 days).
- The insurer processes the PHT's claim and pays the Securities Intermediary (usually takes 21-30 days).
- The PHT distributes the funds to itself and the CFHs the following month.

Please understand this is a general timeline. There are a number of factors that can either speed up or delay the process. For example, if a third party files a lawsuit to block the distribution of the funds, then we are unable to access the maturity proceeds until the litigation is resolved (we currently have two large policy maturities tied up for this reason). Also, some policies — e.g., a Federal Employee Group Life Insurance policy — take longer for insurers to process because of the various regulations governing that program, and of course some states are much faster than others when it comes to producing death certificates.

The PHT must use funds to pay premiums before paying the Exit Facility

While it varies from policy to policy, the PHT receives about 60% of the proceeds from each maturity. Currently, we anticipate about $13 million per month in maturities, which works out to $7.8 million to the PHT once those maturities are collected. The PHT uses these funds primarily to pay premiums. The portfolio's monthly premium expense is a fairly large expense, averaging $5 million per month (last month's total premiums paid exceeded $7 million). In addition, the PHT has other operating expenses that it must pay. Only after paying all of these expenses can the PHT turn to paying-down the Exit Facility. Once we wipe out the exit loan, the trust can begin making cash distributions to the PHT unit holders, including the IRA Partnership for further distribution to its members.

The PHT is moving as quickly as it responsibly can to pay down the Exit Facility. That being said, we recognize that maturities and payments are not happening as quickly as you would like.

Email contact information



The PHT relies on the use of electronic communications in order to minimize administrative costs and maximize efficiency. This includes the creation and maintenance of a website (www.LPI-PHT.com) for your use as a routine source of information, and the use of email as our primary means of distributing information.

Unfortunately, we continue to receive a large number of "bounce backs" from email addresses on file for investors. In addition, there are still a number of investors for whom we do not have an email address at all. Many of you have yet to sign on to the investor portal.

Please help us address the challenge of efficiently communicating with you while minimizing our administrative costs. If you are not receiving email communications from us, please send your current email address to Magna's customer service team (contactinfo@magnaservicing.com) or simply go to the investor portal at www.magnaservicing.com and share your email contact information with us today.

Trust Update

Investor Portal upgrades

Magna has upgraded the Investor Portal so that Continuing Fractional Holders can obtain current information regarding transactions in their escrow accounts, such as the deposit of premium contributions and payments of premiums to insurers. This enhancement allows you to generate timelier escrow detail reports so you can verify when your premium payments were received and confirm they were properly credited to your account.

The new report (go to www.magnaservicing.com, then look under "Purchaser Reports – After March 1, 2018") shows transactions after March 1, 2018. Details of earlier transactions can be found in the Funding Escrow Details and Account Summary Report located in Purchaser Reports.

In addition, Magna has added new security measures to further protect investor data. The next time that you log in, you will need to create a PIN which is separate from and in addition to the password. The PIN will be required when changing contact information online

Quarterly Statements are available

Magna has posted account statements for the second quarter of 2018 on the Portal. The statements will not be sent to you. You will need to go to the Portal to obtain a copy of your statement.


JULY
2018
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Updated Transfer on Death beneficiary designation forms

In response to investor requests, we have created three updated "Transfer on Death" (TOD) beneficiary designation forms that you are free to download and complete. Using an appropriate TOD form allows your heirs to receive your PHT securities without going through probate.



There are three updated TOD forms available to you:

- For multiple beneficiaries
- For contingent beneficiaries
- For entity beneficiaries (e.g., a charitable organization)

You can access these forms by clicking here or by going to www.LPI-PHT.com, scrolling down the "Resources" tab and selecting the "Forms" page. A reminder: Whatever beneficiary designations you may have had on file with Life Partners are ineffective. If you want to designate a beneficiary to inherit the securities that were issued to you pursuant to the Plan, you must submit a TOD beneficiary designation.

Portfolio at a Glance

Unlike May, June was not a good month for maturities. To date, we have discovered $1.9 million in maturities that occurred in June. In contrast, there were $32.3 million maturities in May. While we expect that Magna will discover a few more June maturities in the coming weeks, June looks to be a low month.

Cumulative Maturities To Date



Through June 2018, the projected cumulative maturities for the portfolio were $315 million. The actual cumulative maturities are $306 million, a difference of $9 million. Though we remain somewhat below the median forecast, maturities are within 3% of projections.

Please note that — effective this month — we have modified this chart by reducing the scale from three years to two years to improve readability. We will also be posting a larger version of the chart each month on the PHT website. In addition, we stopped reducing the amount of the maturities by the 2.65% servicing fee. The PHT's actuary corrected our earlier belief that the projection reduced the maturities by the servicing fee.

One thing that we would like to note about these projections. In the newsletters, we track the maturities in the portfolio against a model that is similar to the one used to create Exhibit C to the Disclosure Statement, which was the basis for the Plan. For purposes of valuing the portfolio for the Trust's financial statements, we use a different model that is intended to be a proxy for market value as required by Generally Accepted Accounting Principles. As a result, the projections used in the newsletter do not provide valid information as to the value of the portfolio. For more information about the projections used in the Trust's financial statements, please see the Trust's Form 10-K Annual Statement for 2017, which is available on the Investor Relations page of the website.

Frequently Asked Questions

Here are brief answers to some of the frequently asked questions (FAQs) we've received in the past month:

Q: Last month, you informed us that there were a number of LPI investors whom you have been unable to contact. What will happen to those investors' funds if you are unable to reach them?

A: Under the terms of the Plan of Reorganization, investors have 60 days to cash a check that we distribute to them. If they do not cash the check within that time frame — or if their check is returned to us and we are unable to locate them — then those funds are forfeited to the PHT and are available for distribution to the remaining pool of investors.

Q: How can I get answers to my questions more quickly?

A: The overwhelming majority of the questions we receive are answered in the FAQs, the Newsletters and the Investor Portal. Please review these sources before contacting Magna or the Trustee.

If you call Magna and get a recording, please leave a message with your name, phone number, and question. Unless you leave a message, Magna's customer service representatives cannot research your question or even call you back. Also, if you left a voicemail and have not heard back; please confirm that your voicemail is working properly and able to record messages. Many of Magna's call backs are not answered and Magna is unable to leave a message because the recipient's mailbox is full or not operating.



Q: Why do I have to pay an annual fee to my IRA custodian?

A: If you set-up your initial investment through an IRA, then you must maintain your contractual relationship with an IRA custodian. If you want to take your investment out of your IRA to avoid the annual fees, you may do so. However, that will most likely trigger a taxable event. We cannot give you any financial or tax advice. If you want to explore taking a distribution of your assets out of your IRA, speak to your tax advisor. Please note that taking an in-kind distribution may trigger a significant tax obligation without providing any cash with which to satisfy it. Please proceed with caution and make sure you understand your decisions and their tax consequences. Again, this is between you, your tax advisor and your IRA custodian. The PHT has no role in that decision.


FAQ

Questions and Updates

We routinely post updates and new information on www.LPI-PHT.com. In addition, prior investor communications -- including copies of this newsletter and the Trustee's prior investor presentations -- are available on the "Investor News" tab. We encourage you access the website as a primary reference source.

We're happy to answer any additional questions you may have. Please note that it's likely you will receive a faster response if you contact us by email.

How to Contact Us

For questions regarding your individual account, please contact:

Magna Servicing

P.O. Box 23226

Waco, TX 76702

Phone: 800-368-5569

Email: custsrv@magnaservicing.com

For questions regarding the administration of the Plan of Reorganization, please contact:

Eduardo Espinosa, LPI PHT Trustee

2001 Ross Avenue, Suite 3600

Dallas, Texas 75201

Phone: 214-698-7893

Email: trustee@lpi-pht.com

